Exhibit 16.1

December 6, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Organic Alliance, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 6, 2011 and we agree with such statements concerning our firm.

/s/ Mayer Hoffman McCann CPAs

Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)